UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	91-2948019
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2022, HUMBL, Inc. (“HUMBL”) entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Agora Digital Holdings, Inc. (“Agora Digital”), the shareholders of Agora Digital, and Ecoark Holdings, Inc. (“Ecoark”) under which HUMBL agreed to exchange 6,000 shares of a future newly designated Series C preferred stock for all the issued outstanding shares of Agora Digital, approximately 90% of which is held by Ecoark. The 6,000 shares of HUMBL’s Series C preferred stock will be distributed as follows: 4,876 shares to Ecoark as consideration for shares of Agora Digital owned by Ecoark, 585 shares to Agora Digital’s shareholders and 539 shares to Ecoark as consideration for Ecoark’s agreement to exchange for these shares of Series C preferred stock the unpaid principal and accrued interest totaling approximately $5,400,000 of a promissory note it holds from Agora Digital. The closing of this transaction is subject to HUMBL having firm commitments of at least $10,000,000 in gross capital proceeds for a capital raising transaction and Agora Digital having at least $1,000,000 in its bank account at closing. Following the closing of this transaction, Agora Digital would be entitled to appoint two members to HUMBL’s Board of Directors that will be expanded to seven members of which HUMBL would designate five members of that Board of Directors. The Exchange Agreement allows either HUMBL or Ecoark to terminate the agreement in the event that the applicable closing conditions are not completed by September 30, 2022.

The Series C will have a total stated value of $60,000,000 ($10,000 per share), be convertible into a total of 1,000,000,000 shares of HUMBL common stock (calculated based on the stated value divided by $0.06 per share), and vote with the HUMBL common stock on an as-converted basis, and will have such other terms as are set forth in the Certificate of Designation.

The foregoing description of the Securities Exchange Agreement and the terms of HUMBL’s proposed Series C preferred stock does not purport to be complete and is qualified in its entirety by reference to the Securities Exchange Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K, including the Certificate of Designation filed as Exhibit A thereto.

Item 3.02 Unregistered Sale of Equity Securities.

The exchange of the securities under the Securities Exchange Agreement was exempt from registration under Section 4(a)(2) of the Securities Act of 1933. The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Form of Securities Exchange Agreement

104	Cover Page interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2022	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO